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Exhibit 99.4

U.S. Patents Held by Lithium Technology Corporation as of November 10, 2000


Patent Number    Title
-------------    -----
4,794,059        Lightweight Solid State Rechargeable Batteries

4,861,690        Lightweight Battery Construction

4,960,655        Lightweight Batteries

5,006,431        Solid State Polymer Electrolyte for Batteries

5,057,385        Battery Packing Construction

5,102,752        Solid State Composite Electrolyte for Batteries

5,350,647        Electrodes for Electrochemical Devices

5,378,558        Solid State Composite Electrolyte for Electrochemical Devices

5,422,200        Battery Packaging Construction for Alkali Metal Multicell Batteries

5,443,602        Apparatus and Method for Automatic Mass Production and Packaging of Electrochemical Cells

5,521,023        Composite Electrolytes

5,529,707        Lightweight Composite Polymeric Electrolytes for Electrochemical Devices

5,597,658        Rolled Single Cell and Bi-Cell Electrochemical Devices and Method of Manufacturing the Same

5,650,243        Battery Packaging Construction Using Flexible Plastic Barrier Structures

5,655,313        Apparatus for Fluidized, Vacuum Drying and Gas Treatment for Powdered, Granular, or Flaked Material

5,705,084        Polymer Alloy Electrolytes For Electrochemical Devices

5,747,195        Current Collectors For High Energy Density Cells

5,750,289        Lightweight Current Collectors and Carriers

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
5,925,483        Multi-Layer Polymer Electrolytes For Electrochemical Devices

6,025,096        Solid State Polymeric Electrolytes for Electrochemical Devices

6,080,267        Method for Electroconductive Fastening of Carbon Fiber Current Collectors and Terminals for Electrochemical Devices

6,080,511        Composite Polymer Electrolytes for Alkali Metal Electrochemical Devices which contain a Glass Fiber Net

6,134,773        Method for Automatic Mass Production of Electrochemical Cells

4,997,732        Battery in a Vacuum Sealed Enveloping Material and Process for Making the Same(1)

6,143,445        Composite Electrodes Containing Chopped Conductive Fibers


(1) U.S. Patent No. 4,997,732 is held by Valence Technologies, Inc. LTC has rights relating to this Patent under the cross-licensing agreement dated July 22, 1997 between LTC and Valence Technologies, Inc.